QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-138744 on Form S-3 of our report dated March 13, 2008, relating to the consolidated financial statements of MarkWest Hydrocarbon, Inc. and subsidiaries for the year ended December 31, 2007 appearing in the current report on Form 8-K/A of MarkWest Energy Partners, L.P. filed on March 14, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 2, 2009

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM